Exhibit 11

                                             Coopers & Lybrand

Coopers
& Lybrand                                    a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of Scudder Equity Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 23 to the Registration Statement of Scudder Equity Trust Fund on Form N-1A, of our reports dated November 6, 1995 and November 3, 1995, on our audits of the financial statements and financial highlights of Scudder Capital Growth Fund and Scudder Value Fund, respectively, which reports are included in the respective September 30, 1995 Annual Reports to Shareholders, which are incorporated by reference in the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."




                                                    /s/ Coopers & Lybrand L.L.P.
Boston, Massachusetts                               COOPERS & LYBRAND L.L.P.
January 29, 1996